Exhibit 10.30

MAXIM INTEGRATED PRODUCTS INC.
1996 STOCK INCENTIVE PLAN
STOCK OPTION AGREEMENT
(LEGAL PROVISIONS GOVERNING THE OPTION)

Maxim Integrated Products, Inc., a Delaware corporation (the "Company"), pursuant to its 1996 Stock Incentive Plan (the "Plan") has granted to Grantee, the Grantee named on the Notice of Grant of Stock Options (the "Grant Notice"), which has been delivered to Grantee separately, an option (the "Option") to purchase shares of the common stock of the Company ("Common Stock"). The Option will not be treated as an "incentive stock option" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Unless otherwise defined herein, capitalized terms shall have the meaning ascribed to such terms in the Plan.

The legal provisions governing the Option (referred to herein as the "Agreement") are as follows:

1. Total Number of Shares Subject to this Option. The total number of Shares subject to the Option is set forth on the Grant Notice.

2. Vesting. Subject to the limitations contained herein, the Option shall be exercisable with respect to each installment on or after the date of vesting applicable to such installment as set forth in the Grant Notice. Vesting is conditioned upon Grantee's Continuous Status as an Employee, Director or Consultant on each applicable vesting date.

3. Exercise Price and Method of Payment.

(a) Exercise Price. The exercise price of the Option is set forth on the Grant Notice, being not less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the date of grant of the Option.

(b) Method of Payment. Payment of the exercise price per Share is due in full upon exercise of all or any part of each installment which has become exercisable by Grantee by any of the following, or a combination thereof, at Grantee's election:

(i)    cash; or

(ii)    check; or

(iii)    surrender of Shares which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised (but only to the extent that such exercise of the Option would not result in an accounting compensation charge with respect to the Shares used to pay the exercise price); or

(iv)    delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale proceeds required to pay the exercise price.

4. Minimum Number of Shares and Whole Shares. The minimum number of Shares with respect to which the Option may be exercised at any one time is one hundred (100), except (a) as to an installment subject to exercise, as set forth in paragraph 2, which amounts to fewer than one hundred (100) Shares, in which case, as to the exercise of that installment, the number of Shares in such installment shall be the minimum number of Shares, and (b) with respect to the final exercise of the Option this minimum shall not apply. In no event may this Option be exercised for any number of Shares which would require the issuance of anything other than whole Shares.

5. Securities Law Compliance. Notwithstanding anything to the contrary contained herein, the Option may not be exercised unless the Shares issuable upon exercise of the Option are then registered under the Securities Act of 1933, as amended (the "Act") or, if such Shares are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Act.

6. Term of Option. The term of the Option commences on the date of grant and, unless sooner terminated as set forth in the Grant Notice, below or in the Plan, the Option terminates on the date seven (7) years from the date of grant. In no event may the Option be exercised on or after the date on which it terminates. The Option shall terminate prior to the expiration of its maximum term as follows: Ninety (90) days after the termination of Grantee's Continuous Status as an Employee, Director or Consultant for any reason or for no reason unless:

(a) such termination is due to Grantee's permanent and total disability (within the meaning of Section 422(c)(6) of the Code), in which event the Option shall terminate on the earlier of the termination date set forth above or three hundred and sixty-five (365) days following termination of Grantee's Continuous Status as an Employee, Director or Consultant; or

(b) such termination is due to Grantee's death, in which event the Option shall terminate on the earlier of the termination date set forth above or five hundred and forty-seven (547) days after Grantee's death; or

(c) during any part of such ninety (90) day period the Option is not exercisable solely because of the condition set forth in paragraph 5 above, in which event the Option shall not terminate until the earlier of the termination date set forth above or until it shall have been exercisable for an aggregate period of ninety (90) days after the termination of Grantee's Continuous Status as an Employee, Director or Consultant.

(d) exercise of the Option within ninety (90) days after Grantee's termination from Continuous Status as an Employee, Director or Consultant would result in liability under section 16(b) of the Securities Exchange Act of 1934, in which case the Option will terminate on the earlier of (i) the termination date set forth above, (ii) the tenth (10th) day after the last date upon which exercise would result in such liability, or (iii) six (6) months and ten (10) days after the termination of Grantee's Continuous Status as an Employee, Director or Consultant.

However, the Option may be exercised following Grantee's termination from Continuous Status as an Employee, Director or Consultant only as to that number of Shares as to which it was exercisable on the date such termination under the provisions of paragraph 2 of the this Agreement.

7. Exercise of Option.

(a) The Option may be exercised, to the extent specified above, by delivering a notice of exercise (in a form designated by the Company) together with the exercise price, or with such other documentation as the Administrator shall require, to the Secretary of the Company, or to such other person as the Company may designate (including a brokerage firm authorized by the Company to effect the exercise of the Option), during regular business hours, together with such additional documents as the Company may then require pursuant to the Plan.

(b) By exercising the Option,Grantee agrees that the Company may satisfy any tax withholding obligation arising by reason of (1) the grant, vesting or the exercise of the Option; (2) the lapse of any substantial risk of forfeiture to which the Shares are subject at the time of exercise; or (3) the disposition of Shares acquired upon such exercise, by any of the means set forth in Section 15(b) of the Plan.

8. Option not Transferable. Except as may be approved by the Administrator, the Option is not transferable, except by will or by the laws of descent and distribution, and is exercisable during Grantee's life only by Grantee.

9. Option not an Employment Contract. The Option is not an employment contract and nothing in this Option shall be deemed to create in any way whatsoever any obligation on Grantee's part to continue Grantee's service with the Company or any of its Subsidiaries or affiliates (whether as an Employee, Consultant or Director), or of the Company to continue Grantee's service with the Company or any of its Subsidiaries or affiliates.

10. Notice; Electronic Delivery. Any notice to the Company under the terms of the Option must be addressed to the Company, in care of Stock Administration at Maxim Integrated Products, Inc. 4401 S. Beltwood Pkwy., Dallas, TX 75244 with a copy to the Corporate Secretary at 120 San Gabriel Drive, Sunnyvale, CA 94086. The Company may, in its sole discretion, decide to deliver any documents related to the Option or future options that may be granted to Grantee under the Plan by electronic means or request Grantee's consent to participate in the Plan by electronic means. Grantee hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company. Any notices provided for in this Agreement or the Plan shall be given in writing (including electronic mail) and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to Grantee, five (5) days after deposit in the United States mail, postage prepaid, addressed to Grantee at the address specified below or at such other address as Grantee hereafter designates by written notice to the Company.

11. Governing Plan Document. This Agreement and the Option granted hereunder are subject to all the provisions of the Plan, a copy of which has been made available to Grantee and its provisions are hereby made a part of the Agreement, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of the Agreement and those of the Plan, the provisions of the Plan shall control.

12. Administrator Authority. The Administrator will have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any Shares subject to the Option have vested). All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon Grantee, the Company and all other interested persons. No member of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.

13. Captions. Captions provided herein are for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

14. Agreement Severable. In the event that any provision in this Agreement will be held invalid or unenforceable, such provision will be severable from, and such invalidity or unenforceability will not be construed to have any effect on, the remaining provisions of this Agreement.

15. Governing Law/Choice of Venue. This Agreement and the Option granted hereunder shall be governed by, and construed and enforced in accordance with, the laws of the State of California, without giving effect to the conflict of law principles thereof. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by the Option or this Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of California, U.S.A., and agree that such litigation shall be conducted only in the courts of Santa Clara County, California, U.S.A. or the federal courts for the United States for the Northern District of California, and no other courts, where this grant is made and/or to be performed.

By electronically approving the Option through the Smith Barney website, Grantee agrees to all of the terms and conditions described in this Agreement and in the Plan.